EXHIBIT E

                                WARRANT AGREEMENT

     WARRANT AGREEMENT (this "Agreement") dated as of May 28, 1996, by and between the persons or entities listed on Exhibit A hereto (which Exhibit and all other exhibits to which reference is herein made shall be incorporated herein for all purposes by such reference) (sometimes individually as a "Subscriber" and collectively as "Subscribers") and UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, at the date hereof, the authorized capital of the Company consists of 20,000,000 shares of Common Stock, par value $.0001 per share, of which 4,221,420 shares are issued and outstanding; and

     WHEREAS, the Company proposes to issue the Notes pursuant to the Note Purchase Agreement executed as of even date herewith; and

     WHEREAS, in order to induce the Subscribers to purchase the Notes pursuant to the Note Purchase Agreement, the Company desires to issue, and Subscribers desire to acquire, warrants (each a "Warrant"), in substantially the form of the Warrant attached hereto as Exhibit B, to purchase an aggregate of 278,650 shares of Common Stock exercisable at the Initial Purchase Price; both the Initial Purchase Price and the number of shares of Common Stock issuable upon exercise of a Warrant (the "Warrant Amount") being subject to possible adjustment as provided in the form of Warrant, on the terms and conditions more fully hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

For purposes of this Agreement,

     "1933 Act" means the Securities Act of 1933, as amended.

     "1934 Act" means the Securities and Exchange Act of 1934, as amended.

     "Annual Report" means the Company's annual report on Form 10-KSB filed with the Commission for the Company's fiscal year ended June 30, 1995.

     "Certificate of Incorporation" means the Certificate of Incorporation, as amended, of the Company in effect on the date hereof and as filed with the Secretary of State of Delaware.

     "Closing" and "Closing Date" mean, respectively, the consummation of the transaction contemplated in this Agreement and the date thereof.

     "Commission" means the Securities and Exchange Commission of the United States of America.

     "Common Stock" has the meaning specified in the Warrant attached as Exhibit B.

     "Initial Purchase Price" means $5.00 per share of Common Stock, subject to possible adjustment as provided in this Agreement.

     "Material Adverse Effect" has the meaning specified in Annex A to the Note Purchase Agreement.

     "Note Purchase Agreement" means that certain Note Purchase Agreement dated as of even date herewith between the Company and the Subscribers, as the same may from time to time be amended, modified, restated or supplemented.

     "Notes" means the 10% Senior Secured General Obligation Notes issued by the Company pursuant to the Note Purchase Agreement.

     "Person"  has  the  meaning  specified  in  Annex  A to the  Note  Purchase
Agreement.

     "Registration Rights Agreement" means the Stock Ownership and Registration Rights Agreement dated as of January 19, 1996, as amended by the First Amendment thereto dated as of the date hereof, among the Company and the other parties named therein, including the Subscribers.

     "Shares" has the meaning specified in the Warrant attached as Exhibit B.

     "Subscriber" means those Persons listed on Exhibit A hereto, and any successor or assignee of such Person.

     "Transaction Documents" has the meaning specified in the Note Purchase Agreement.

     "Warrant Securities" means the shares of Common Stock or other securities distributed, issued or issuable to any Subscriber (or any holder of the Warrant) upon exercise of a Warrant issued pursuant to the terms of this Agreement and the Warrant.

                                   ARTICLE II
                              ISSUANCE OF WARRANTS

     Section 2.01. Issuance of Warrants. On the basis of the representations and warranties of the Company and Subscribers set forth in this Agreement, and subject to the conditions to Closing hereinafter provided, each Subscriber severally subscribes for and agrees to acquire, and the Company agrees to issue and deliver to such Subscriber, for consideration hereby acknowledged, Warrants exercisable at any time on or after the Closing Date to purchase the number of shares of Common Stock set forth opposite such Subscriber's name on Exhibit A.

     Section 2.02. Closing. Consummation of the transactions contemplated in this Agreement shall be effected at the offices of Andrews & Kurth L.L.P. in Houston, Texas, on May 28, 1996, or at such other time or place as the parties may mutually agree. At the Closing, the Company will issue to each Subscriber, for consideration hereby acknowledged, Warrants to purchase the number of shares of Common Stock set forth opposite such Subscriber's name on Exhibit A, each such Warrant to be in substantially the form attached hereto as Exhibit B with the blanks appropriately filled in.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to and agrees with each Subscriber as follows:

     Section 3.01. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as now conducted, and the Company has the corporate power to enter into and perform this Agreement and to issue and deliver the Warrants as herein provided. The Company and each of its Subsidiaries are duly qualified to do business and are in good standing as foreign corporations in all foreign jurisdictions where their ownership or leasing of properties for the conduct of their respective business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect. True and correct copies of the Company's Amended and Restated Bylaws and Certificate of Incorporation have been certified by the Company and delivered at the Closing. Neither the Certificate of Incorporation nor the Amended and Restated Bylaws, as so certified, have otherwise been modified or amended.

     Section 3.02. Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.0001 per share, of which 4,221,420 shares are issued and outstanding on the date hereof. No other shares of capital stock of the Company are issued or outstanding on the date hereof. The shares of Common Stock issued and outstanding at the date hereof are validly issued, fully paid and nonassessable. The shares of Common Stock issued and outstanding at the date hereof have been issued in accordance with Delaware law and with all applicable federal and Texas securities laws. The shares of Common Stock (and, if applicable, other Warrant Securities), upon issuance and payment therefor as provided in the Warrant, will be validly issued, fully paid and nonassessable. There are no outstanding convertible securities, subscriptions, options, calls or other agreements, equities, claims or commitments relating to the acquisition from the Company of shares of its capital stock except as disclosed in the Annual Report or on Exhibit C hereto.

     Section 3.03. Reaffirmation of Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and the Note Purchase Agreement, and in any and all other instruments, agreements and certificates executed by Company in connection with consummation of the transactions contemplated in this Agreement and the Note Purchase Agreement, are true and correct.

     Section 3.04. Authority. The Board of Directors of the Company has taken all action required by law, its Certificate of Incorporation, its Amended and Restated Bylaws and otherwise, to authorize the execution, delivery and performance of this Agreement, and the sale and issuance of the Warrants and the reservation for issuance of the Common Stock issuable upon the exercise of the Warrants; and this Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights, and principles of equity and except insofar as the enforceability of the indemnification provisions of Section 7.09 of this Agreement may be limited by applicable law. The execution and delivery of this Agreement does not and the performance of this Agreement by the Company will not:

          (i) violate any provision of the Certificate of Incorporation or the Amended and Restated Bylaws of the Company or constitute a default under any material loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which it is bound; or

          (ii) violate any order, writ, injunction or decree of any court, administrative agency or governmental body that is applicable to the Company.

     Section 3.05. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the Warrant.

     Section 3.06. Commission Filings. The Company is a public company with Common Stock duly registered under Section 12(g) of the 1934 Act. The Company is current in all of the filing requirements applicable to it under the 1934 Act, and the regulations promulgated thereunder, on the appropriate forms required therefor. All such filings contain substantially all information required to be disclosed therein under the 1934 Act and the regulations promulgated thereunder, and none of such information contains any untrue statement of a material fact or omits any material fact necessary to make the statements made under the circumstances which they were made not misleading.

     Section 3.07. Disclosure. The representations and warranties of the Company made herein and in any other statements or certificates made or delivered in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the statements herein or therein not misleading.

     Section 3.08. Registration Rights. The Company has not entered into or proposed to enter into, and does not currently intend to enter into, any oral or written agreement with any person or entity (other than the Registration Rights Agreement) to register for sale or public distribution any of the Company's capital stock or other securities under the 1933 Act or any state securities act, other than the registration rights granted pursuant to the Registration Rights Agreement and those described on Exhibit D hereto.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF SUBSCRIBERS

     Each Subscriber represents and warrants to and agrees with the Company as follows:

     Section 4.01. Organization. Each of RIMCO Partners, L.P., RIMCO Partners, L.P. II and Rimco Partners, L.P. IV is a limited partnership duly organized and existing under the laws of the State of Delaware, and each Subscriber has all partnership power and authority to carry on its respective business as currently conducted and to enter into and perform this Agreement.

     Section 4.02. Investment Purpose. The Warrants to be acquired by each Subscriber pursuant to this Agreement, and the Warrant Securities, are being, or will be, acquired for investment for such Subscriber's own account and not with a view to, or for resale in connection with, any distribution of such securities within the meaning of the 1933 Act, and such securities will not be sold or otherwise disposed of without registration or other compliance under the 1933 Act or exemption therefrom. Each Subscriber agrees that the Warrants and the certificate or certificates (or other instrument or instruments) representing the Warrant Securities may be inscribed with a legend substantially as follows:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state. Such securities may not be sold or otherwise disposed of unless pursuant to a registered offering or by transfer exempt from registration or unless sold pursuant to Rule 144 under the 1933 Act."

     Each Subscriber agrees that the Company may place a stop transfer order with its transfer agent, if any, with respect to the Warrants and Warrant Securities. Each Subscriber represents that it was not organized for the specific purpose of acquiring the Warrants or Warrant Securities and that it is an "accredited investor" within the meaning of Regulation D under the 1933 Act. Each Subscriber acknowledges that neither the Warrants nor the Warrant Securities have been registered by the Company pursuant to the registration provisions of the 1933 Act or the securities laws of any state in reliance upon the availability of exemptions from such registration that depend in part on each Subscriber's representations contained herein.

     The above legend shall be removed from the certificates or instruments evidencing the Warrant Securities, and the Company shall issue a certificate or instrument without such legend to the holder of such security (i) if such security is registered under the 1933 Act or (ii) in the case of any holder who is not an affiliate of the Company within the meaning of Rule 144, upon the occurrence of the date on which such holder satisfies the requisite holding period requirement contained in Rule 144(k) under the 1933 Act, provided that Rule 144 or any other rule or regulation promulgated under or pursuant to the 1933 Act does not, in the opinion of the Company's counsel, impose, at such time, any restrictions on the transfer of such securities, other than satisfaction of the holding period requirement contained therein.

     Section 4.03. Non-Registration. Each Subscriber has been advised that the Warrant Securities to be acquired by such Subscriber pursuant to this Agreement must be held indefinitely by such Subscriber unless such Warrant Securities are subsequently registered under or sold in compliance with the 1933 Act or an exemption from such registration is available. The Company has the obligations set forth in the Registration Rights Agreement to register the Warrant Securities for resale.

     Section 4.04. Authority. Each Subscriber represents that all action required by law, its partnership agreement or other similar document governing the internal affairs of Subscriber or otherwise, has been taken to authorize the execution, delivery and performance of this Agreement and the acquisition of the Warrants and Warrant Securities to be acquired by such Subscriber pursuant hereto. This Agreement is the valid and binding obligation of each Subscriber enforceable against such Subscriber in accordance with its terms, except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights, and principles of equity, and except insofar as the enforceability of the indemnification provisions of Section 7.09 of this Agreement may be limited by applicable laws. The execution and delivery of this Agreement by each Subscriber does not, and the performance of this Agreement by such Subscriber will not, (i) violate any provision of the partnership agreement or other similar document governing the internal affairs of such Subscriber or constitute a default under any material loan or credit agreement, indenture, mortgage, deed of trust or other material contract or agreement to which such Subscriber is a party or by which such Subscriber is bound, or (ii) violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

     Section 4.05. Reaffirmation of Representations and Warranties. All of the representations and warranties of the Subscribers set forth in this Agreement and the Note Purchase Agreement, and in any and all other instruments, agreements and certificates executed by the Subscribers in connection with the consummation of the transactions contemplated in this Agreement and the Note Purchase Agreement, are true and correct.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

     Section 5.01. Conditions to Subscribers' Obligations. The obligations of the Subscribers hereunder shall be subject to the fulfillment prior to or contemporaneously with the Closing of each of the following conditions, any one or more of which can be waived only with the written consent of all of the
Subscribers:

          (i) Each of the representations and warranties pertaining to the Company contained herein or in the Warrants or in any certificate, instrument or other document delivered by or on behalf of the Company in connection herewith shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representation and warranty had then been made, and the Subscribers shall have received a certificate to that effect, satisfactory in form and substance to the Subscribers, dated the Closing Date and executed by the Chief Executive Officer of the Company.

          (ii) The Company shall have performed and complied with all covenants, obligations, agreements and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date, and the Subscribers shall have received a certificate to that effect, satisfactory in form and substance to the Subscribers, dated the Closing Date and executed by the Chief Executive Officer of the Company.

          (iii) There shall not have occurred, in the good faith and reasonable opinion of the Subscribers, any material adverse changes in the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Company.

          (iv) The Subscribers shall have received the First Amendment to the Registration Rights Agreement dated the Closing Date and duly authorized, executed and delivered by the Company and its wholly owned subsidiary party thereto.

          (v)  At the  time  of  Closing,  all  legal  matters  incident  to the
     transactions   herein  contemplated  shall  be  satisfactory  in  form  and substance to Andrews & Kurth L.L.P., counsel for the Subscribers.

          (vi) The Company shall have caused Boyer, Ewing & Harris Incorporated, counsel to the Company, to deliver to Subscribers an opinion dated the Closing Date substantially in the form attached to the Note Purchase Agreement.

     Section 5.02. Conditions to Obligations of the Company. The obligations of the Company hereunder shall be subject to the fulfillment, prior to or contemporaneously with the Closing, of each of the following conditions, any one or more of which may be waived by the Company:

          (i) Each of the representations and warranties of each Subscriber contained herein or in any certificate, instrument or other document delivered by or on behalf of any such Subscriber in connection herewith shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representation and warranty had been made on such date, and the Company shall have received a certificate to that effect, satisfactory in form and substance to the Company, dated the Closing Date and executed by a duly authorized officer or agent of such Subscriber.

          (ii) Each Subscriber shall have performed and complied with all covenants, obligations, agreements and conditions required by (1) this Agreement to be performed or complied with by such Subscriber on or prior to the Closing Date and (2) the Note Purchase Agreement to be performed or complied with by such Subscriber on or prior to the closing date thereof, and the Company shall receive a certificate to that effect, satisfactory in form and substance to the Company, dated the Closing Date and executed by a duly authorized officer or agent of such Subscriber.

          (iii)  At the time of  Closing,  all  legal  matters  incident  to the
     transactions   herein  contemplated  shall  be  satisfactory  in  form  and substance to Boyer, Ewing & Harris Incorporated, counsel for the Company.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

     The Company covenants and agrees with Subscribers as follows:

     Section 6.01. Reporting Requirements. The Company will furnish to each Subscriber copies of all public filings made by or on behalf of the Company with the Commission, and all press releases prepared or released by the Company or its employees or agents.

     Section 6.02. Inspection. The Company shall permit each Subscriber and any subsequent holder of a Warrant, at such person's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such person, provided that any holder of a Warrant shall have the same inspection rights as a stockholder of the Company under Delaware law.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.01. Amendment. This Agreement may be amended only upon the written approval of the Company and each Subscriber whose obligations or benefits under this Agreement are affected by such amendment.

     Section 7.02. Assignability. This Agreement and all rights and remedies of Subscribers hereunder may be assigned by the Subscribers in whole or in part.

     Section 7.03. Notices. All notices and other communications provided for hereunder shall be in writing and sent (i) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (ii) by registered or certified mail with return receipt requested (postage prepaid) or (iii) by a recognized overnight delivery service (with charges prepaid).

          (i) if to the Company, at Universal Seismic Associates, Inc., 16420 Park Ten Place, Suite 300, Houston, Texas 77084-5051, Telecopy No.:
     713-578-7091, or such other address as it shall have specified to the Subscribers in writing; or

          (ii) if to a Subscriber, at each of its addresses set forth below, or such other address as it shall have specified to the Company in writing.

Notices given under this Section 7.03 shall be deemed given only when actually received.

     Section 7.04. Parties in Interest; Binding Effect. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Nothing in this Agreement, expressly or impliedly, is intended to confer upon any party, other than the parties hereto and their respective heirs, legal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     Section 7.05. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 7.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.07. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     Section 7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 7.09. Finders' Fees. Each party hereto represents that it neither is nor will be obligated for any finders' fees or commission in connection with the transactions referenced herein. Each Subscriber agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of finders' fees (and the costs and expenses of defending against such liability or asserted liability) for which such Subscriber or any of its officers, partners, employees, or representatives is responsible.

     The Company agrees to indemnify and hold harmless each Subscriber from any liability for any commission or compensation in the nature of finders' fees (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     Section 7.10. Attorney's Fees. The Company agrees to pay all reasonable fees and expenses of Andrews & Kurth L.L.P. in connection with the negotiation and execution of this Agreement.

     Section 7.11. Survival. The representations, warranties, covenants and agreements made herein by the Company shall survive (i) any investigation made by any Subscriber and (ii) the Closing.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be
executed  by  their  respective   representatives   thereunto  duly  authorized,
effective as of the date first above written.

                                           UNIVERSAL SEISMIC ASSOCIATES, INC.

                                           By:    /s/ Michael J. Pawelek
                                                 -------------------------
                                           Name:  Michael J. Pawelek
                                           Title: President

                                           "SUBSCRIBERS"

                                           RIMCO Partners, L.P.
                                           RIMCO Partners, L.P. II
                                           RIMCO Partners, L.P. IV

                                           By:  Resources Investors Management
                                                Company Limited Partnership,
                                                their general partner

                                           By:  RIMCO Associates, Inc.,
                                                its general partner

                                           By:    /s/ Gary Milavec
                                                 -------------------------
                                           Name:  Gary Milavec
                                           Title: Vice President

                                           Addresses for Notices:

                                           22 Waterville Road
                                           Avon, Connecticut   06001
                                           Telecopy No.: 213-678-9382

                                           600 Travis Street - Suite 6875
                                           Houston, Texas  77002
                                           Telecopy No.: 713-247-0730

                                                                EXHIBIT A TO
                                                           WARRANT AGREEMENT


         SUBSCRIBER                                     NUMBER
      NAME AND ADDRESS                                OF SHARES
      ----------------                                ---------


RIMCO Partners, L.P.                                   175,550


RIMCO Partners, L.P. II                                 31,766


RIMCO Partners, L.P. IV                                 71,334
                                                       -------
                                                       278,650

                                                  EXHIBIT B TO WARRANT AGREEMENT


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS PURSUANT TO A REGISTERED OFFERING OR BY TRANSFER EXEMPT FROM REGISTRATION OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE 1933 ACT. CERTAIN CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE MEANINGS SPECIFIED IN THE WARRANT AGREEMENT DATED AS OF MAY 28, 1996 (THE "WARRANT AGREEMENT").

                       UNIVERSAL SEISMIC ASSOCIATES, INC.

                          Common Stock Purchase Warrant

     This is to Certify that, for value received, ___________________ (the "holder"), upon due exercise of this Warrant, is entitled to purchase from Universal Seismic Associates, Inc., a Delaware corporation (the "Company"), at any time on or after the Closing Date of the Warrant Agreement, and before the close of business on January 19, 2003, or if not a trading date on the New York Stock Exchange, the next following trading date (the "Expiration Date"), all or any part of ________________________ shares of fully paid and nonassessable Common Stock, $.0001 par value per share, of the Company (the "Common Stock"), at a purchase price of $5.00 per share (the "Initial Purchase Price"), both the Initial Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant being subject to possible adjustment as provided below.

     This Warrant is hereinafter called the "Warrant." The holder hereof and all subsequent holders of this Warrant, to the extent provided herein and in the Warrant Agreement, shall be entitled to all rights and benefits provided to the holder or holders hereof pursuant to the terms of that certain Warrant Agreement and that certain Registration Rights Agreement, each as defined in the Warrant Agreement.

     Section 1. Exercise of Warrant. The holder of this Warrant may, at any time on or after the Closing Date of the Warrant Agreement, and on or before the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the purchase of the shares of Common Stock or other Warrant Securities which such holder is then entitled to purchase hereunder at the Purchase Price (as hereinafter defined). In order to exercise this Warrant in whole or in part, the holder hereof shall deliver to the Company (i) a written notice of such holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the aggregate purchase price of the shares of Common Stock being purchased by certified or bank cashier's check, and (iii) this Warrant, provided that, if such Warrant Securities have not then been registered under the 1933 Act, the Company may require that such holder furnish to the Company a written statement that such holder is purchasing such Warrant Securities for such holder's own account for investment and not with a view to the distribution thereof, and that none of such shares will be offered or sold in violation of the provisions of the 1933 Act. Upon receipt thereof, the Company shall, as promptly as practicable, execute or cause to be executed and deliver to such holder a certificate or certificates representing the aggregate number of shares of Common Stock (or if applicable, other Warrant Securities) specified in said notice. The stock certificate or certificates so delivered shall be in the denomination of 100 shares each or such other denominations as may be specified in said notice and shall be registered in the name of such holder or such other name as shall be designated in said notice.

     No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of the Common Stock on the day of exercise, as reasonably determined by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates under this Section, except that, if such stock certificates are requested to be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificates shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

     The Company represents, warrants and agrees that all shares of Common Stock issuable upon any exercise of this Warrant in accordance herewith shall be validly authorized and issued, fully paid and nonassessable.

     This Warrant shall not entitle the holder hereof to any of the rights of a stockholder of the Company prior to exercise in the manner herein provided.

     Section 2. Transfer, Division and Combination. Subject to the provisions of
Section 3, this Warrant is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. The Company, however, may treat the registered holder hereof as the owner hereof for all purposes until this Warrant shall have been surrendered for transfer as hereinafter provided.

     Section 3. Compliance with 1933 Act. (i) Each certificate for Common Stock (or other Warrant Securities) initially issued upon the exercise of this Warrant and each certificate for Common Stock (or other Warrant Securities) issued to subsequent transferees of any such certificate shall (unless otherwise permitted by this Section 3) be stamped or otherwise imprinted with legend in substantially the following form:

     "THE  SECURITIES   REPRESENTED  BY  THIS  CERTIFICATE  HAVE  NOT  BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

     (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS PURSUANT TO A REGISTERED OFFERING OR BY TRANSFER EXEMPT FROM REGISTRATION OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE 1933 ACT."

     (ii) The holder understands that it may be entitled to certain registration rights pursuant to the Registration Rights Agreement aforementioned which are applicable to its shares of Common Stock (and, if applicable, other Warrant Securities).

     Section 4. Adjustment of Purchase Price. (i) As used herein:

          (1) "Purchase Price" at any time shall mean the price per share of Common Stock of the Company at which this Warrant shall then be exercisable (including the Initial Purchase Price) in accordance with the provisions hereof.

          (2) The term "Shares" means, collectively, shares of Common Stock (i) issued or issuable upon exercise of the Warrants and (ii) exchanged for, or distributed, issued or issuable with respect to, the shares included in clause (i) of this definition. In case by reason of the operation of this
     Section 4 this Warrant shall be exercisable for any other shares of stock or other securities or property of the Company or of any other corporation, any reference herein to the exercise of this Warrant shall be deemed to refer to and include the exercise of this Warrant for such other shares of stock or other securities or property.

The Purchase Price and the number of shares of Common Stock and the number or amount of any other securities and property as hereinafter provided for which this Warrant may be exercisable shall be subject to adjustment from time to time effective upon each occurrence of any of the following events.

     (ii) If the Company shall declare or pay any dividend with respect to its Common Stock payable in Common Stock, subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or reduce the number of shares of Common Stock outstanding (by stock split, reverse stock split, reclassification or otherwise than by repurchase of its Common Stock) (any of such events being hereinafter called a "Stock Split"), the Purchase Price and number of shares of Common Stock issuable upon exercise of this Warrant shall be appropriately adjusted so as to entitle the holder hereof to receive upon exercise of this Warrant, for the same aggregate consideration provided herein, the same number of shares of Common Stock (plus cash in lieu of fractional shares) as the holder would have received as a result of such Stock Split had such holder exercised this Warrant in full immediately prior to such Stock Split.

     (iii) If the Company shall merge or consolidate with or into one or more corporations or partnerships and the Company is the sole surviving corporation, or the Company shall adopt a plan of recapitalization or reorganization in which shares of Common Stock are exchanged for or changed into another class of stock or other security or property of the Company, the holder of this Warrant shall, for the same aggregate consideration provided herein, be entitled upon exercise of this Warrant to receive in lieu of the number of shares of Common Stock as to which this Warrant would otherwise be exercisable, the number of shares of Common Stock or other securities (plus cash in lieu of fractional shares) or property to which such holder would have been entitled pursuant to the terms of the agreement or plan of merger, consolidation, recapitalization or reorganization had such holder exercised this Warrant in full immediately prior to such merger, consolidation, recapitalization or reorganization.

     (iv) If the Company is merged or consolidated with or into one or more corporations or partnerships under circumstances in which the Company is not the sole surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets, and in connection with any such merger, consolidation or sale the holders of Common Stock receive stock or other securities convertible into equity of the surviving or acquiring corporations or entities, or other securities or property after the effective date of such merger, consolidation or sale, as the case may be, the holder of this Warrant shall, for the same aggregate consideration provided herein, be entitled upon exercise of this Warrant to receive, in lieu of shares of Common Stock as to which this Warrant would otherwise be exercisable, shares of such stock or other securities (plus cash in lieu of fractional shares) or property as the holder of this Warrant would have received pursuant to the terms of the merger, consolidation or sale had such holder exercised this Warrant in full immediately prior to such merger, consolidation or sale. In the event of any consolidation, merger or sale as described in this Section 4(iv), provision shall be made in connection therewith for the surviving or acquiring corporations or partnerships to assume all obligations and duties of the Company hereunder or to issue substitute warrants in lieu of this Warrant with all such changes and adjustments in the number or kind of shares of stock or securities or property thereafter subject to this Warrant or in the Purchase Price as shall be required in connection with this Section 4(iv).

     (v) If the Company shall declare or pay any dividend, or make any distribution, with respect to its Common Stock that is payable in preferred stock or other securities, cash, assets or rights to subscribe for or purchase any security of the Company other than Common Stock, or that is payable in debt securities of the Company convertible into Common Stock, preferred stock or other equity securities of the Company, the holder hereof shall, for the same aggregate consideration provided herein, be entitled to receive upon exercise of this Warrant in lieu of the shares of Common Stock as to which this Warrant would otherwise be exercisable, the same amount of Common Stock, preferred stock and other securities, cash, assets or rights to subscribe for or purchase any security (plus cash in lieu of fractional shares) as the holder would have received had the holder exercised this Warrant in full immediately prior to any such dividend or distribution.

     (vi) If the Company (other than in connection with a sale described in Section 4(iv)) proposes to liquidate and dissolve, the Company shall give notice thereof as provided in Section 5(iii) hereof and shall permit the holder of this Warrant to exercise any unexercised portion hereof at any time, if such holder should elect to do so, and participate as a stockholder of the Company in connection with such dissolution.

     (vii) If the Purchase Price shall fall below the par value of the Common Stock, the Company agrees to use its best efforts to appropriately adjust the par value of the Common Stock to an amount less than or equal to the Purchase Price.

     (viii) In order to protect each Subscriber against the dilution of its interest in the Company, if and whenever on or after the date hereof the Company issues or sells any Common Stock (except any Permitted Issuance or any issuance pursuant to Section 4(ii)) for a consideration per share which is less than the then Purchase Price (a "Special Issuance"), then forthwith upon such issuance or sale the number of Shares (as defined in Section 4(i)(2)), as determined immediately prior to such Special Issuance, will be increased to equal the New Warrant Shares (as defined below), and the Purchase Price will be equal to the New Purchase Price, each as determined pursuant to the following formulas:

                      NWS  = S x ((OS + SI) divided by (OS + X))

                      NPP   = (OPP x S) divided by NWS

where:

     S     =   the Shares (as defined in Section 4(i)(2)), as determined
               immediately prior to such Special Issuance

     OS    =   the number of shares of Common Stock outstanding  immediately prior to such Special Issuance on a fully diluted basis without giving effect to such Special Issuance

     NWS   =   the number of Shares(as defined in Section 4(i)(2)),as determined immediately following the adjustment made by reason of this
               Section 4(viii)("New Warrant Shares")

     SI   =    the  aggregate  number of shares of Common Stock issued or sold
               (or deemed issued or sold) in such Special Issuance

     X    =    the  number  of  shares  of  Common  Stock  that the aggregate cash consideration actually received by the Company for SI would purchase at OPP

     NPP  =    the "New Purchase Price"

     OPP  =    the Purchase Price in effect immediately prior to such Special
               Issuance

"Permitted Issuances" means any and all issuances of shares of Common Stock pursuant to (x) any stock option, stock purchase or other employee or director benefit plan of the Company and (y) any warrant or other right to purchase Common Stock, in each case existing as of the date hereof and specifically disclosed in the Company's Form 10-KSB for the fiscal year ended June 30, 1995 or on Exhibit C to the Warrant Agreement.

     (ix)  Whenever any  adjustment is made as provided in any provision of this
Section 4:

          (a) the Company shall compute the  adjustments in accordance with this
     Section 4 and shall prepare a certificate signed by the Senior Financial Officer of the Company setting forth the adjusted number of shares or other securities or property and Purchase Price, as applicable, and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Company or its designee; and

          (b) a notice setting forth the adjusted number of shares or other securities or property and the Purchase Price, as applicable, shall forthwith be required, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to the holder of record of each Warrant at such holder's address specified pursuant to the Warrant Agreement.

     (x) If at any time,  as a result of any  adjustment  made  pursuant to this
Section 4, the holder of this Warrant shall become entitled, upon exercise hereof, to receive any shares other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 4 with respect to the Common Stock.

     (xi) All of the events requiring adjustments pursuant to this Warrant Agreement are subject to such prohibitions, limitations, restrictions and other provisions as set forth in the Transaction Documents, as may be amended from time to time.

     (xii) The Company may make such increases in the Shares and decreases in the Purchase Price, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Company's Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

     Section 5. Special Agreements of the Company.

     (i) The Company covenants and agrees that it will reserve and set apart and have at all times a number of shares of authorized but unissued Common Stock (and, if applicable, other Warrant Securities) then deliverable upon the exercise of the Warrants or any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all its obligations thereunder; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant at the Purchase Price then in effect, the Company will take such corporate action as may, in the reasonable opinion of its counsel, be necessary to increase its authorized shares but unissued shares of Common Stock (and, if applicable, other Warrant Securities) to such number of shares as shall be sufficient for such purposes.

     (ii) Whenever the number of shares purchasable under this Warrant or the Purchase Price shall be adjusted as required by the provisions of Section 4 hereof, the Company shall forthwith mail a notice setting forth the adjusted Purchase Price and the adjusted number of Shares (and, if applicable, other securities) for which this Warrant is exercisable to the registered holder of this Warrant at his last address as it shall appear on the registration books, but failure to give or receive such notice shall not adversely affect the rights of any holder of a Warrant.

     (iii) In case the Company proposes, to the extent then permitted by the Transaction Documents,

          (a) to pay any stock dividend upon the Common Stock or make any distribution (other than ordinary cash dividends payable out of earnings) or offer any subscription or other rights to the holders of Common Stock, or

          (b) to effect any capital reorganization or reclassification of capital stock of the Company, or

          (c) to effect the consolidation, merger, sale of all or substantially all of the assets, liquidation, dissolution or winding up of the Company, or

          (d) to take any other action that would result in any adjustment pursuant to Section 4 in the number of Shares or the Purchase Price,

then the Company shall cause notice of any such intended action to be given to each holder of the Warrants not less than 30 nor more than 60 days prior to the date on which the transfer books of the Company shall close or a record be taken for such dividend or distribution, or the date when such capital reorganization, reclassification, consolidation, merger, sale, liquidation, dissolution or winding up shall be effected, or the date of such other event, as the case may be.

     Section 6. Notices. Any notice or other document required or permitted to be given or delivered to holders of Warrants and holders of Common Stock (or other Warrant Securities) shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

          (i) if to the Company, at Universal Seismic Associates, Inc., 16420 Park Ten Place, Suite 300, Houston, Texas 77084-5051, Telecopy No.:
     713-578-7091, or such other address as it shall have specified to the Subscribers in writing; or

          (ii) if to a Subscriber, at each of its addresses set forth below, or such other address as it shall have specified to the Company in writing.

Notices given under this Section 6 shall be deemed given only when actually received.

     Section 7. Limitation of Liability. No provision hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officers and accepted by the holder of this Warrant this 28th day of May, 1996.

                                            UNIVERSAL SEISMIC ASSOCIATES, INC.

                                            By:
                                                  -------------------------
                                            Name:    Michael J. Pawelek
                                            Title:   President


Subscriber Name:


- ---------------------------

By:  Resources Investors Management
     Company Limited Partnership,
     its general partner

By:  RIMCO Associates, Inc.,
     its general partner

By:
     ------------------------
Name:  Gary Milavec
Title: Vice President

Addresses for Notices:

22 Waterville Road
Avon, Connecticut   06001
Telecopy No.:  213-678-9382

600 Travis Street - Suite 6875
Houston, Texas   77002
Telecopy No.:  713-247-0730

                                   ASSIGNMENT

                  TO BE EXECUTED BY THE REGISTERED HOLDER IF IT
                         DESIRES TO TRANSFER THE WARRANT

     FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers unto _______________________________ the right to purchase ______________________ shares of ______________________ stock, evidenced by the within Warrant, and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said Warrant on the books of the Company, with full power and substitution.


                                                     ------------------------
                                                     Signature



                                                     ------------------------

                                                     ------------------------
                                                     Address


Dated:  ______________________, 19____.

In the presence of:

_________________________________________________


                                     NOTICE

     The signature of the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                SUBSCRIPTION FORM

                  TO BE EXECUTED BY THE REGISTERED HOLDER IF IT
                         DESIRES TO EXERCISE THE WARRANT

     The undersigned hereby exercises the right to purchase __________________ shares of stock covered by this Warrant according to the conditions thereof and herewith makes payment of the Purchase Price of such shares in full.


                                                     ------------------------
                                                     Signature


                                                     ------------------------
                                                     Name


                                                     ------------------------

                                                     ------------------------
                                                     Address


Dated:  ____________________, 19_____.